UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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QUALITY SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

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QUALITY SYSTEMS, INC. ANNOUNCES GLASS-LEWIS’ RECOMMENDATION THAT SHAREHOLDERS VOTE THE WHITE PROXY CARD IN SUPPORT OF ALL QUALITY SYSTEMS BOARD NOMINEES

Glass-Lewis Notes QSI’s Strong Performance and Track Record Under Existing Board and Dissident Director Ahmed Hussein’s Lack of a Strategic Plan

Two Leading Shareholder Advisory Firms Now Support QSI in Contest with Mr. Hussein

QSI Urges Shareholders to Vote for Board Nominees Ahead of Annual Meeting

IRVINE, Calif. – August 2, 2012 – Quality Systems, Inc. (Nasdaq: QSII) announced today that Glass-Lewis, a leading voting advisory service, has recommended that QSI shareholders vote for all of the Company’s board nominees - Craig Barbarosh, George Bristol, Mark Davis, Russell Pflueger, Steven Plochocki, Sheldon Razin, Lance Rosenzweig and Maureen Spivack - at Quality Systems’ Annual Meeting of Shareholders to be held on Thursday, August 16, 2012.  The endorsement follows a similar recommendation by Egan-Jones, another leading voting advisory service, which last week also urged QSI shareholders to vote the WHITE proxy card for QSI’s nominees.

In its report, Glass-Lewis noted:

“…we believe incumbent management, with access to more and better information regarding the Company, should be given the benefit of the doubt regarding strategic business decisions…

… the Company’s long-term operating and share price performance have generally matched or exceeded QSI’s most comparable peers, and we have seen no indication there is wide-spread doubt regarding the viability of the Company’s existing strategy…

…we see the Company's revenue growth rate has generally exceeded the peer median by a significant margin…

...we would take no issue with QSI’s current board structure or governance, and would find no substantive cause to withhold votes from any of the Company’s nominees...

… we find Mr. Hussein’s arguments fall closer to canard, relying heavily on hearsay to support claims of malfeasance...

…Mr. Hussein has effectively provided shareholders no financial basis upon which to justify wholesale change at the board level…

Steven T. Plochocki, chief executive officer of Quality Systems, said: “We now have endorsements from two of the leading proxy advisory services in the country and appreciate Glass-Lewis’ and Egan-Jones’ endorsement of our highly qualified board nominees for election at our upcoming annual meeting.  We see meaningful opportunity ahead for QSI and continue to position the Company to seize this potential and deliver value to our shareholders. In particular, we are pleased that Glass Lewis recognized the outstanding long-term performance under our current board and management team, and its endorsement of our strategy and abilities to continue capturing opportunities for growth in this rapidly changing marketplace.  We urge shareholders to vote FOR our nominees on the WHITE proxy card today.”

Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices and small hospitals. Visit www.qsii.com and www.nextgen.com for additional information.

ADDITIONAL INFORMATION

On July 13, 2012, the Company filed its definitive proxy statement in connection with its 2012 annual meeting of shareholders, and on July 16, 2012, began the process of mailing such proxy statement to its shareholders, together with a WHITE proxy card. Shareholders are strongly advised to read the definitive proxy statement and the accompanying proxy card, as they will contain important information. Shareholders may obtain the definitive proxy statement, any amendments or supplements to such proxy statement, and other documents filed by the Company with the SEC for free at the Internet website maintained by the SEC at www.sec.gov. Copies of the definitive proxy statement and any amendments and supplements to such proxy statement may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com.

Please visit www.qsi2012proxy.com for additional information about Mr. Hussein’s actions and other Quality Systems updates.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

Statements made in this document, the proxy statements to be filed with the SEC, communications to shareholders, press releases and oral statements made by our representatives that are not historical in nature, or that state our or management’s intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements can often be identified by the use of forward-looking words, such as “could,” “should,” “will,” “will be,” “will lead,” “will assist,” “intended,” “continue,” “believe,” “may,” “ expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance.

Forward-looking statements involve risks, uncertainties and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk factors discussed under “Risk Factors” in our Annual Report on Form 10-K for fiscal year ended March 31, 2012, as well as factors discussed elsewhere in this and other reports and documents we file with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law. Interested persons are urged to review the risks described under “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal year ended March 31, 2012, as well as in our other public disclosures and filings with the SEC.

Investor Contacts:
Steven Plochocki, CEO
(949) 255-2600
splochocki@qsii.com
or
Larry Dennedy
MacKenzie Partners
(212) 929-5500

Media Contacts:
Susan J. Lewis
(303) 804-0494
slewis@qsii.com
or
Tom Johnson or Mike Pascale
Abernathy MacGregor
(212) 371-5999